UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2005

Daktronics, Inc.

(Exact name of registrant as specified in its charter)

South Dakota	0-23246	46-0306862
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

331 32ndAvenue
                               Brookings, SD                     57006
                      (Address of principal executive office)           (zip code)

(605) 697-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

                          [  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                          [  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                          [  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFT 240.14d-2(b))

                          [  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

          On November 17, 2005, the Compensation Committee of the Board of Directors of Daktronics, Inc. (the “Company”) recommended and the Board of Directors approved a change in the compensation plans for James B. Morgan, the Chief Executive Officer of the Company, and William R. Retterath, the Chief Financial Officer of the Company. Mr. Retterath’s annual base salary was increased to $157,200 and Mr. Morgan’s annual base salary was increased to $264,000, effective December 9, 2005.

          The Compensation Committee of the Board of Directors also recommended and the Board of Directors approved a continuation of the formula-based performance bonus plan for certain executive officers consisting of one month’s salary if after-tax earnings exceed 13% of shareholders’ equity at the beginning of the 2005 fiscal year, and increasing linearly with performance to a maximum bonus amount if after-tax earnings exceed 19% of beginning shareholders’ equity. The maximum bonus amount for Mr. Morgan is four months of salary. Mr. Retterath's maximum bonus is three and one-half months of salary, and Mr. A. Kurtenbach’s and Mr. F. Kurtenbach’s maximum bonuses are three months of salary.

         The bonus plans for all other executive officers are discretionary and based on a combination of company and individual performance and are capped at three month’s salary.

         Also, effective November 17, 2005, the Board of Directors authorized grants of stock options to purchase shares of the Company’s common stock under the Company’s 2001 Incentive Stock Option Plan (the “Plan”) to various executive officers in the amounts indicated below. Each of these new stock options vests over five years, has a ten-year term, is subject to the terms and conditions of the Plan, and has an exercise price equal to the fair market value as of the grant date, which was $27.19. Copies of the Plan and the form of agreement under which these options were granted are on file with the Securities and Exchange Commission as exhibits to the Company’s reports.

Name	Title	Share	s

James B. Morgan	Chief Executive Officer	7,000
William R. Retterath	Chief Financial Officer	7,000
Carla S. Gatzke	Vice President	5,000
Reece A. Kurtenbach	Vice President	5,000
Bradley T. Wiemann	Vice President	5,000
Seth T. Hansen	Vice President	5,000
Dan J. Bierschbach	Vice President	5,000

Section 5 - Corporate Governance and Management

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         (d)  On November 17, 2005, the Board of Directors of the Company elected Byron J. Anderson as a member of the Board. Mr. Anderson will serve as a member of the Nominating and Governance committee and the Compensation committee. Mr. Anderson has no arrangement or understanding with any person pursuant to which he was selected as a director of the Company. He will service as a member of the nominating and governance committee and the compensation committee of the Company's Board of Directors.

Section 8 - Other Events

Item 8.01   Other Events.

         On November 18, 2005, the Company announced that it had appointed Byron J. Anderson to the Board of Directors. A copy of the press release issued by the Company is attached hereto as Exhibit 99 and furnished with this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

          (d)   Exhibits.

          Exhibit 99.1   Press Release dated November 18, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS, INC.

By:	/s/ William R. Retterath
William R.Retterath, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date: November 18, 2005

EXHIBIT INDEX

Exhibit No. Description
99.1 Press Release dated November 18, 2005 issued by Daktronics,Inc.